BlackRock Multi-State Municipal Series Trust
Series Number: 5
File Number: 811-04375
CIK Number: 774013
BlackRock New Jersey Municipal Bond Fund
For the Period Ending: 07/31/2007

Pursuant to Exemptive Order No. IC-15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2007.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

06/29/2007	$2,000	Puerto Rico Comwlth RIB	5.00%	07/01/2007